UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2018

DELUXE CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota	1-7945	41-0216800
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3680 Victoria St. North, Shoreview, Minnesota	55126-2966
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (651) 483-7111

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 403 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 6, 2018, Deluxe Corporation (the “Company”) announced that, effective November 26, 2018, Barry C. McCarthy will be commencing his tenure as the Company’s President and Chief Executive Officer. Mr. McCarthy will be appointed to the Company’s Board of Directors (the “Board”), also effective November 26, 2018.  Mr. McCarthy succeeds Lee Schram, who announced his intention to retire from the Company in April 2018.

In connection with Mr. McCarthy’s appointment, the Company and Mr. McCarthy entered into an Employment Agreement, dated October 14, 2018 (the “Employment Agreement”).  Pursuant to the terms of the Employment Agreement, Mr. McCarthy’s base salary will be $900,000 per year, subject to review and adjustment by the Compensation Committee of the Board, provided that his base salary may be reduced only as part of an across-the-board reduction for the Company’s senior executives.  He will be entitled to an annual incentive bonus in accordance with the Company’s Annual Incentive Plan.  For 2018 and 2019, his target annual incentive payout will be 120% of base salary and maximum payout will be 200% of target.  For 2018, his annual incentive payout will be guaranteed at 100% of target and pro-rated based on the portion of the fiscal year he is employed.  For 2019, his annual incentive payout will be guaranteed at 50% of target.  Mr. McCarthy will participate in the Company’s annual equity grant program.  For 2019, the grant date fair value of his annual equity awards will be $3 million, with a mix of stock options (25%), restricted stock or units (30%) and performance shares (45%).  For his 2019 awards, the awards will provide for continued vesting if he is terminated without cause or resigns for good reason, each as defined in the Employment Agreement, subject to him signing a release and complying with the restrictive covenants in the Employment Agreement.  He will also receive the Company’s customary employee benefits for senior executives.  Mr. McCarthy will be subject to customary employment covenants, including a two-year post-employment noncompete and employee and customer non-solicitation covenant.

Mr. McCarthy will receive a signing bonus of $1.15 million, subject to repayment if he is terminated without cause or resigns other than for good reason within one year of commencing employment.  To replace the value of equity he is forfeiting from his prior employer, Mr. McCarthy will receive stock options with a grant date fair value of $2 million and restricted stock units with a grant date fair value of $4 million, which vest as to 20% of the shares on the first anniversary of the grant date and as to 40% of the shares on each of the second and third anniversaries of the grant date.  The replacement equity awards provide for continued vesting if he is terminated without cause or resigns for good reason in the first two years of employment, subject to signing a release and complying with the restrictive covenants in the Employment Agreement.  Upon commencement of his employment, Mr. McCarthy’s primary place of work will be the Company’s headquarters in Shoreview, Minnesota, and he is required to establish a residence in Minnesota within six months.  He will also have an office in the Company’s office location in Atlanta, Georgia through September 30, 2021, by which time he is required to have relocated his primary residence to Minnesota.  Mr. McCarthy will receive the Company’s customary relocation assistance.

If Mr. McCarthy’s employment is terminated by the Company without cause or he resigns for good reason, he will be entitled to receive 12 months of base salary, payable in accordance with the Company’s regular payroll cycle over 12 months, and up to 12 additional months of base salary, subject to offset for earned income from other full-time employment, which he must use reasonable efforts to pursue.  He will also be entitled to up to 12 months of health coverage premium continuation if he elects coverage and he will be entitled to executive-level outplacement services.  In addition, if the termination occurs within the first two years of employment, he will receive an amount equal to his target annual incentive bonus, payable in installments in accordance with the Company’s regular payroll cycle over 12 months, and a pro-rated portion of any guaranteed annual incentive bonus.  If Mr. McCarthy’s employment is terminated by the Company without cause or he resigns for good reason within 24 months following a change in control, he will be entitled to receive two times the sum of his annual base salary plus his target annual incentive bonus, payable in a lump sum.  All severance payments are conditioned upon Mr. McCarthy’s signing a release of claims and complying with his contractual obligations.

A copy of the Employment Agreement is filed as Exhibit 10.1 to this report and the Company’s press release announcing Mr. McCarthy’s appointment is furnished as Exhibit 99.1 to this report.  The description of the Employment Agreement set forth herein is subject in its entirety to the actual terms of the Employment Agreement set forth on Exhibit 10.1 to this report.

As previously disclosed, Mr. Schram will resign as Chief Executive Officer, and as a member of the Board effective November 26, 2018 upon Mr. McCarthy assuming his positions.  Mr. Schram will remain employed by the Company through a transition period ending March 1, 2019 as set forth in the previously disclosed transition agreement between Mr. Schram and the Company.

Section 9 - Financial Statements and Exhibits

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Employment Agreement, dated October 14, 2018, between Deluxe Corporation and Barry C. McCarthy.
99.1	Press Release, dated November 6, 2018, of Deluxe Corporation announcing appointment of Barry McCarthy as President, Chief Executive Officer and Member of the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 6, 2018

DELUXE CORPORATION

/s/ Jeffrey L. Cotter
Jeffrey L. Cotter
Senior Vice President,
General Counsel and Secretary